                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT, dated as of May 1, 1996, is by and among PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("Purchaser"), MIDAMERICA MUTUAL LIFE INSURANCE CORPORATION, an Minnesota mutual corporation ("MAM") and MIDAMERICA ENTERPRISES, INC., a South Dakota corporation and a wholly-owned subsidiary of MAM ("MEI").

         A. The parties hereto wish to provide for the terms and conditions upon which Purchaser will acquire all of the outstanding capital stock of NIA Corporation, a Colorado corporation ("NIA") from MEI, and two servicemarks owned by MAM but which are used in connection with the business of NIA.

         B. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to such transaction.

Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   SECTION 1.
                                   ----------

                                    Purchase
                                    --------

         (a) Acquisition of the NIA. Purchaser agrees to purchase from MEI, and MEI agrees to sell to Purchaser (or its designee), all of the outstanding capital stock of NIA ("NIA Stock"), in a transaction intended to be taxable for United States federal and state income tax purposes and with respect to which the parties agree to make an election under Section 338(h)(10) of the Internal Revenue Code of 1954 as amended (the "Code").

         (b) Acquisition of Servicemark. Purchaser agrees to purchase from JAM, and MAM agrees to assign to Purchaser, all its right, title and interest in and to two servicemarks, one a non-stylized version of the term "HealthQuest", and one a stylized version of such term (the "Servicemarks"). Registration of the Servicemarks has been applied for with the United States Patent and Trademark Office ("PTO"), but has not yet been obtained.

         (c) Consideration. In exchange for the NIA Stock and the Servicemarks, Purchaser agrees to (a) issue to MEI fifty thousand (50,000) shares (the "Acquired shares") of the $.10 par value common stock of Purchaser (herein "Common Stock") and (b) pay Two Hundred Fifty-Four Thousand Six Hundred Thirty-Five Dollars ($254,635) by wire transfer on the Closing Date. Of this consideration the parties agree to allocate $5000.00 to the acquisition of the Servicemarks.

        (d) Closing. The transactions contemplated hereby are to be effective as of 12:01 a.m. Eastern daylight savings time May 1, 1996 (the "Effective Time") irrespective of the date such transactions in fact close. The closing (the "Closing") shall be held at the offices of Oppenheimer, Wolff &Donnelly or such other place as the parties may agree, at 9:00 a.m., Central Standard Time or such other time, and on such date, as upon which the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties.

                                   SECTION 2.
                                   ----------

                  Representations and Warranties of MAM and MEI
                  ---------------------------------------------

         MAM and MEI hereby represent and warrant to Purchaser as of the date hereof that, except as set forth in the disclosure schedule of MAM (the "MAM Disclosure Schedule") provided to Purchaser as contemplated hereby (which MAM and MEI hereby separately represent and warrant is complete and correct as to the matters described therein):

         (a) Corporate Organization. NIA has a single, wholly-owned subsidiary named American Brokerage Corporation ("ABC" and collectively with NIA the "Companies"). Each Company is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation, has full corporate power and authority to carry on and conduct its business and operations as now being conducted, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the failure to be so qualified or licensed and in good standing could have a material adverse effect on such Company, its assets, businesses or prospects. The MAM Disclosure Schedule includes complete and correct copies of its articles or certificate of incorporation and bylaws, as presently in effect.

         (b) Capitalization. The authorized capital stock of each Company is set forth on the MAM Disclosure Schedule. The number of shares of capital stock of each Company issued and outstanding and the number of shares of capital stock of each Company held in treasury as of the date of this Agreement are set forth on the MAM Disclosure Schedule. All issued and outstanding shares of capital stock of NIA are owned beneficially and of record by MEI free of any mortgage, pledge, security interest, lien, encumbrance, restriction or charge of any kind (herein a "Lien"), and are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, any preemptive rights. All issued and outstanding shares of the capital stock of ABC are owned beneficially and of record by NIA free of any Lien and are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, any preemptive rights. There are not outstanding any other securities of either

Company, nor options, warrants, conversion privileges or other rights to purchase or acquire either Company's securities (including its capital stock) nor any contracts, commitments, understandings, arrangements or restrictions by which either Company is bound to issue or acquire any of its securities or any options, warrants, conversion privileges or other rights to purchase or acquire any of its securities.

         (c) Authorization. Each of MAM and MEI has the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein. All action required by law, by the articles of incorporation or bylaws of MAM or MEI or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been taken. This Agreement has been duly and validly executed and delivered by MAM and MEI. This Agreement is the valid and binding legal obligation of MAM and MEI, enforceable against them in accordance with its terms.

         (d) Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of MAM, MEI or either Company; or (ii) be in conflict with, or constitute a default under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination or cancellation or any imposition of fees or penalties under, any Consent or Permit (as those terms are hereinafter defined) or agreement, instrument or other obligation to which MAM, MEI or, to the knowledge of MAM, either Company is a party or by which any of their respective properties or assets is bound; or (iii) result in the creation or imposition of any Lien upon any property or assets of MAM, MEI or to the knowledge of MAM either Company; or (iv) violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, rule, regulation, ordinance or other similar authoritative matter (herein a "Law") of any foreign, federal, state, local government or any court, agency or instrumentality of any thereof (herein an "Authority") applicable to MAM, MEI or to the knowledge of MAM either Company.

         (e) Consents and Approvals. No consent, approval, order or authorization of or from, or registration, notification, declaration or filing (herein a "Consent") with any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by MAM or MEI or the consummation by MAM or MEI of the transactions contemplated herein.

         (f) Financial Statements. MAM has furnished to Purchaser the consolidated financial statements of the Companies for the fiscal year ending December 31, 1995 (the "Latest NIA Financial Statements"). The Latest NIA Financial Statements (i) have been prepared to the in accordance with generally accepted accounting principles, and (ii) fairly present the assets and liabilities of the Companies as of the date thereof, and the results of operations for the period covered thereby.

         (g) Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, judgment, decree, decision, injunction, writ or order (collectively "Claims or Proceedings") pending, or to MAM's knowledge threatened against either Company or its properties or business, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto in connection with the transactions contemplated herein.

         (h) Insurance. The MAM Disclosure Schedule contains an accurate and complete list of all policies of property, casualty, liability, workers' compensation, health, and other forms of insurance owned or held by either Company, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums with respect thereto have been paid, however, policies in which the Companies participate because they are subsidiaries of MAM will cease to apply following closing. Neither Company has been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described on the MAM Disclosure Schedule.

         (i) Brokers. None of MAM, MEI or either Company or any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to MAM for any such fee or commission to be claimed by any person or entity.

         (j) Investment Intent. Without prejudice to Section 9 hereof, MEI is acquiring the Acquired Shares for investment and not with view to distribution or resale.

         (k) Minimum Stockholder's Equity. As of the Effective Time the consolidated stockholder's equity of the Companies shall be at least three hundred fifty thousand dollars ($350,000).

         (1) No Known Defaults. MAM and MEI are unaware of any material defaults by NIA under the Policy Administrative Agreements or the Management Services Agreements to which it is party with each of them or by ABC under the Marketing Agreements or the Management Services Agreements to which it is party with each of them, other than such defaults by NIA as may be associated with its use of funds in trust accounts for working capital purposes.

                                   SECTION 3.
                                   ----------

                   Representations and Warranties of Purchaser
                   -------------------------------------------

         Purchaser represents and warrants to MAM and MEI as of the date hereof that:

         (a) Corporate Organization. Purchaser and each company controlled by it, including Provident Indemnity Life Insurance Company ("Provident Life") is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation, has full corporate power and authority to carry on and conduct its business and operations as now being conducted, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the failure to be so qualified or licensed and in good standing could have a material adverse effect on the Purchaser, its assets, businesses or prospects.

         (b) Capitalization. The authorized capital stock of Purchaser consists of 25,000,000 shares of common stock, $.10 par value, of which 8,614,831 shares have been issued and are outstanding, 2,500,000 shares of Class A common voting stock, $.10 par value, none of which is outstanding and 5,000,000 shares of preferred stock, $1.00 par value, of which 580,250 shares of Series A and 425,250 shares of Series B Cumulative Convertible Preferred Stock are issued and outstanding. No shares of capital stock of Purchaser are held in treasury. There are outstanding various agreements, arrangements, options, warrants and other rights or commitments relating to the issuance, sale, purchase or redemption of shares of the capital stock of Purchaser. All issued and outstanding shares of the capital stock of Provident Life are owned beneficially and of record by Purchaser free of any Lien and are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, any preemptive rights.

         (c) Authorization. Purchaser has the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein. All action required by law, Purchaser's articles of incorporation and bylaws and otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been taken. This Agreement has been duly and validly executed and delivered by Purchaser. This Agreement is the valid and binding legal obligations of Purchaser, enforceable against it in accordance with its terms.

         (d) Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of Purchaser; or (ii) be in conflict with, or constitute a default under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination or cancellation or any imposition of fees or penalties under, any Consent or Permit or agreement, instrument or other obligation to which Purchaser is a party or by which any of their respective properties or assets is bound; or (iii) result in the creation or imposition of any Lien upon any property or assets of Purchaser; or (iv) violate Law of any Authority applicable to Purchaser.

         (e) Consents and Approvals. No Consent with any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated herein.

         (f) Financial Statements. Purchaser has furnished to MAM its audited consolidated financial statement for the fiscal years ending December 31, 1995 (the "Latest Purchaser Balance Sheet"). Such Financial Statement (i) has been prepared in accordance with generally accepted accounting principles consistently applied, and (ii) fairly presents the assets and liabilities of the Purchaser as of the date thereof, and the results of operations for the period covered thereby.

         (g) Brokers. Neither Purchaser nor any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Purchaser for any such fee or commission to be claimed by any person or entity.

                                   SECTION 4.
                                   ----------

                                    Covenants
                                    ---------

         (a) Confidentiality. Each of the parties hereto agrees that it will not use, or permit any of its affiliates or their respective agents or employees to use, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein which is not in the public domain ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will maintain the confidentiality of and not disclose the Information to any person or entity, other than their respective affiliates, directors, officers, employees, and authorized representatives and agents who are similarly bound to maintain such confidentiality, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information. Each party hereto agrees that it will not (nor will it permit any of its affiliates or their respective agents or employees to), intentionally characterize any other party's (or its affiliates') rationale or business purpose for entering into this Agreement or consummating the transactions contemplated hereby in a manner which causes economic loss to, or damage to the reputation of, another party.

         (b) Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, each party hereto shall, where reasonably within its control, use its commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable under applicable Law to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity required in connection with the consummation of the transactions contemplated herein. Without limiting the foregoing, MAM agrees to use its good faith best efforts to ensure that any redomestication of MidAmerica Life Insurance Company ("MALICO") to Minnesota does not result in the Minnesota Department of Commerce ordering or otherwise causing the cancellation of the fronting arrangements provided for in that certain Reinsurance and Assumption Agreement dated as of May 1, 1996 among MAM, MALICO and Provident Life (the "Reinsurance Agreement").

         (c) Public Announcements. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements which are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

         (d) Guaranty of Payment and Performance. Subject only to the Closing occurring, Provident hereby guarantees the full and timely payment and performance of any and all obligations of NIA and ABC, contractual or otherwise (including any arising in relation to any trust or other account controlled by either of them) arising after the Effective Time, to MAM or any of its affiliates, or which have been guaranteed by MAM or any of its affiliates, including (i) the obligations of NIA under that certain promissory note in an original principal amount of $150,000, (ii) all obligations of NIA to MAM or MALICO as a third party administrator therefore under certain Policy Administration Agreements, and (iii) the obligations of NIA under the lease of its facility. In connection with the foregoing, Provident hereby agrees to advance, on May 10, 1996, to trust accounts held by NIA for the purpose of depositing premium received with respect to policies issued by any carrier for which it acts as an administrator amounts by which such accounts may be deficient (including with respect to the accounts of MAM and MALICO an aggregate amount of Two Hundred Forty-Five Thousand Three Hundred and Sixty-Five Dollars ($245,365), being the aggregate amount by which the parties agree such a deficit exists with respect to them), and to cause NIA to pay to MAM, MALICO and any such other carriers any amounts due them in connection therewith (being in the case of MAM and MALICO collectively the amount of Five Hundred Seventy-Two Thousand Eight Hundred Nineteen Dollars ($572,819), net of any expense authorized to be paid by NIA on behalf of MAM or MALICO in the ordinary course of its business consistent with past practice, and plus or minus, as the case may be, the proration settlement provided for in Section 4 of the Reinsurance Agreement).

                                   SECTION 5.
                                   ----------

                     Conditions to Obligations of Purchaser
                     --------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Purchaser to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Representations and Warranties True. The representations and warranties of MAM contained in this Agreement, including without limitation in the MAM Disclosure Schedule, shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

         (b) Performance. MAM shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         (c) Required Approvals and Consents. All Consents required of MAM or any of its affiliates to consummate the transactions contemplated hereby shall have been delivered, made or obtained, and Purchaser shall have received copies thereof.

         (d) No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a material adverse effect on the conduct of the business of either Company.

         (e) Opinion of MAM Counsel. Purchaser shall have received an opinion of MAM counsel, dated the closing date, in form and substance reasonably satisfactory to it.

         (f) ServiceMark Assignment. Purchaser shall have received an assignment of the Servicemarks in form reasonably satisfactory to it.

         (g) Certain Other Agreements. The Policy Administrative Services Agreement between MALICO and NIA effective January 1, 1995 shall have been assigned to Provident Life and the Policy Administration Agreement between MAM and NIA effective January 1, 1994 shall have been amended. The Management Services Agreements (a) between MALICO and ABC, (b) between MALICO and NIA, (c) between MAM and ABC, and (d) between MALICO and NIA, each effective as of July 1, 1994 (the "MSAs"), shall all have been terminated. The Marketing Agreements
(i) between MALICO and ABC effective as of January 1, 1995 and (ii) between MAM and ABC dated as of January 1, 1994, shall have been amended. ABC and NIA on the one hand, and MAM, MALICO and MEI on the other hand, shall entered into a mutual release. All the foregoing shall be effective as of the Effective Time and shall be in form reasonably satisfactory to Purchaser.

         (h) Resignation and Release. The directors of each Company, and Norman Storbakken and Eric Netteberg as officers of each Company, shall have duly executed and delivered to Purchaser, in form reasonably satisfactory to it, their respective resignations from such Company.

         (i) Reinsurance Agreement. MALICO and MAM shall have each duly executed and delivered the Reinsurance Agreement, which shall be in form and substance satisfactory to Purchaser, and Consumer Benefits of America, a Missouri not-for-profit corporation, shall have expressly consented to the transactions contemplated thereby on terms reasonably satisfactory to Purchaser.

         (j) Delivery of Shares. MEI shall have delivered to Purchaser certificates representing all the issued and outstanding share capital of NIA together with a duly executed stock power endorsed in blank.

                                   SECTION 6.
                                   ----------

                    Conditions to Obligations of MAM and MEI
                    ----------------------------------------

         Notwithstanding anything in this Agreement to the contrary, the obligation of MAM and MEI to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

         (b) Performance. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         (c) Required Approvals and Consents. All Consents required of Purchaser or its affiliates to consummate the transactions contemplated hereby shall have been delivered, made or obtained, and MAM shall have received copies thereof.

         (d) No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a material adverse effect on Purchaser or Provident Life.

         (e) Opinion of Purchaser Counsel. MAM shall have received an opinion of Purchaser counsel, dated the closing date, in form and substance reasonably satisfactory to it.

         (f) Receipt. MAM and MEI shall have received the consideration contemplated by Section l(c) and, if then due, the amount payable to them pursuant to the last sentence of Section 4(d).

         (g) Certain Other Agreements. The Policy Administrative Services Agreement between MALICO and NIA effective January 1, 1995 shall have been assigned to Provident Life and the Policy Administration Agreement between MAM and NIA effective January 1, 1994 shall have been amended. The Management Services Agreements (a) between MALICO and ABC, (b) between MALICO and NIA, (c) between MAM and ABC, and (d) between MALICO and NIA, each effective as of July 1, 1994 (the "MSAs"), shall all have been terminated. The Marketing Agreements
(i) between MALICO and ABC effective as of January 1, 1995 and (ii) between MAM and ABC dated as of January 1, 1994, shall have been amended. ABC and NIA on the one hand, and MAM, MALICO and MEI on the other hand, shall entered into a mutual release. All the foregoing shall be effective as of the Effective Time and shall be in form reasonably satisfactory to MAM and MEI.

         (h) Reinsurance Agreement. Provident Life shall have duly executed and delivered to MAM and MALICO the Reinsurance Agreement, which shall be in form and substance satisfactory to MAM, and Consumer Benefits of America, a Missouri not-for-profit corporation, shall have expressly consented to the transactions contemplated thereby on terms reasonably satisfactory to MAM.

         (i) Resignations. James Bowles and David Ward shall each have duly executed and delivered to MAM, in a form satisfactory to it, their respective resignations in all capacities from MAM and all its subsidiaries.

                                   SECTION 7.
                                   ----------

                           Termination and Abandonment
                           ---------------------------

         (a) Methods of Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time but not later than the Closing:

                  (i) By mutual written consent of MAM and Purchaser; or

                  (ii) By Purchaser on or after the Termination Date, if any of the conditions provided for in Section 5 shall not have been satisfied or waived in writing by Purchaser prior to such date; or

                  (iii) By MAM on or after the Termination Date, if any of the conditions provided for in Section 6 shall not have been satisfied or waived in writing by MAM prior to such date.

         (b) Procedure Upon Termination. In the event of termination and abandonment pursuant to subsection 7(a), written notice thereof shall forthwith be given to the other party or parties, and the provisions of this Agreement shall terminate, and the transactions contemplated herein shall be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein: (i) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) the confidentiality obligations of subsection 4(a) shall continue to be applicable. No such termination shall relieve any party hereto of any liability arising from breach of its obligations hereunder arising prior to such termination.

                                   SECTION 8.
                                   ----------

                          Survival and Indemnification
                          ----------------------------

         (a) Survival. The representations, warranties and covenants of each of the parties hereto shall survive the Closing.

       (b) Indemnification by Purchaser. Purchaser agrees to indemnify MAM and MEI from and against any and all claims, loss, liability, cost, expense or damage (collectively "Damage") suffered or incurred by it or MEI by reason of
(i) any untrue representation of, or breach of warranty by, Purchaser in this Agreement, provided, however, that no claim for indemnity may be made pursuant to this clause (i): (A) unless and until and then only to the extent that the aggregate Damage exceeds $25,000, and (B) after May 1, 1998; and (ii) any nonfulfillment of any covenant, agreement or undertaking of Purchaser in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereof entitled to the benefits thereof.

         (c) Indemnification by MAM and MEI. MAM and MEI agree to indemnify and hold the Purchaser harmless from and against any and all Damage suffered or incurred by it by reason of (i) any untrue representation of, or breach of warranty by MAM or MEI in this Agreement, provided, however, that no claim for indemnity may be made pursuant to this clause (i): (A) unless and until and then only to the extent that the aggregate Damage exceeds $25,000 and (B) after May 1, 1998, or (ii) any nonfulfillment of any covenant, agreement or undertaking of MAM or MEI in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof.

         (d) Claims for Indemnification. The parties intend that all claims for indemnification or payment hereunder be made as promptly as practicable by the party seeking indemnification or payment (the "Indemnified Party"). Whenever any claim for such indemnification or payment shall arise hereunder (a"claim") the Indemnified Party shall promptly notify in writing the party from whom indemnification or payment is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim (a "Claim Notice"). In the case of any Claim resulting from or in connection with any claim or legal proceedings of a third party (a "Third Party Claim"), the Claim Notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification or payment, or is not entitled to indemnification in the amount stated in the Claim Notice, it shall promptly deliver a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. Payment for any claim for indemnification shall become due if and when the Indemnifying Party shall fail to timely object to the Claim, shall admit the Claim in writing or in the event of an arbitral finding in favor of the Indemnified Party.

         (e) Right of Recovery. In the event that any party (or its affiliates) is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a Claim for could be or has been made against the other party, it shall promptly inform such other party of such entitlement and shall take such steps as shall have been reasonably requested by such other party both before and after making any Claim in relation thereto to recover, at such other party's expense, such sum (keeping such other party fully informed of the progress of any action taken). Any sum recovered will reduce the amount of the Claim; in the event of the recovery being delayed until after the Claim has been satisfied, the party paying the Claim shall account to the other party in respect of any amount so recovered (after deduction of all reasonable costs and expenses of the recovery) up to the amount of the Claim. The failure to comply with this subsection shall not prejudice the right of a party to pursue any Claim.

         (f) Matters Involving Third Parties. In connection with any Third Party Claim, the Indemnifying Party will have the right to defend the Indemnified Party against such Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party provided that:

                  (i) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,

                  A. the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief,

                  B. settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and

                  C. the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (ii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with subsection:

                  A. the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and

                  B. the Indemnifying Party will determine whether to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim subject to the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iii) In the event any of the conditions in clause (i) above is or becomes unsatisfied, however,

                  A. the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith),

                  B. the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and

                  C. the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section.


                                   SECTION 9.
                                   ----------

              Stock Transfers, Registration and Added Consideration
              -----------------------------------------------------

         (a) Requirements for Transfer of Purchaser Common Stock. Except for the sale of Acquired Shares pursuant to a public offering, no Acquired Shares shall be transferred by MEI until, unless waived by Purchaser, a written opinion reasonably satisfactory to Purchaser in form and substance from counsel reasonably satisfactory to Purchaser to the effect that the holder may transfer such Acquired Shares without registration under the Securities Act of 1933 (the "Securities Act") or any applicable state securities or blue sky laws.

         (b) Common Stock Legend. Each certificate representing Acquired Shares will be imprinted with legends in substantially the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities or blue sky laws and may not be transferred in the absence of such registration or any exception therefrom under such Act or under such state securities or blue sky laws.

         (c) Demand Registrations.

                   (i) In the event the Acquired Shares have not then previously been registered either by Purchaser of its own volition or pursuant to Section 9(d), then upon the written request of MEI or any permitted (pursuant to Section 9(a) hereof) transferee of all the Acquired Shares (a "Requesting Holder") given at anytime on or after May 1, 1997, the Purchaser, to the extent permitted by law and subject to the terms hereof, shall register the Acquired Shares pursuant to an effective registration statement (a "Registration") under the Securities Act. Any such Registration pursuant to this
                         Section 9(c) is hereinafter referred to as a "Demand Registration."

                   (ii) If a Demand Registration is an underwritten offering, no securities other than the Acquired Shares shall be included among the securities covered by such Demand Registration unless (i) the managing underwriters in such Demand Registration advise the Purchaser and the Requesting Holder in writing that in their opinion the inclusion of the securities requested to be included in such Demand Registration by other persons would not materially adversely affect such offering.

                   (iii) Notwithstanding the foregoing, Purchaser shall have the right to delay any such Demand Registration for up to twenty (20) business days if Purchaser's counsel has advised Purchaser (which advice shall be given as soon as practicable) that certain material information (the "Required Information") must be included in the registration statement and Purchaser's Board of Directors has in good faith, in view of pending negotiations or other developments regarding Purchaser not otherwise required to be made public, determined that disclosure of the Required Information is not in the best interest of Purchaser. Under no circumstances will one or more delays pursuant to this clause extend beyond thirty (30) calendar days from the date Purchaser receives a Requesting Holder's request for a Demand Registration. The Company agrees to use reasonable commercial efforts to resolve any pending negotiations or other developments referred to in this clause as soon as reasonably practicable. Notice of Purchaser's postponement of a Demand Registration pursuant to this Clause shall be given to the Requesting Holder within ten (10) business days of the receipt of notice requesting a Demand Registration.

         (d) Other Registrations. If the Purchaser, at any time when the Acquired Shares have not been previously registered either through Purchaser of its own volition (it being agreed that Purchaser has the right to register the Acquired Shares, on any appropriate form, including a Form S-3, if it so desires) or pursuant to Section 9(c), proposes to register any shares of its Common Stock under the Securities Act, whether for its own account or for others (other than a registration statement on Form S-4 or S-8 or any successor or similar forms), and the registration form to be used may be used for a offering of Common Stock (an "Other Registration") and at the time thereof MEI or any permitted (pursuant to Section 9(a) hereof) transferee thereof (herein a "Holder") continues to hold any Acquired Shares which have not then previously been the subject of a Registration, the Purchaser will give written notice of such determination to the Holder, not less than ten (10) business days prior to the projected filing of a Registration statement with the Securities Exchange Commission (the "Commission"), and Purchaser, to the extent permitted by law, shall include in such Registration all Acquired Shares held thereby.

         (e) Registration Procedures. If and whenever the Purchaser effects a Registration pursuant to the provisions of Sections 9(c) or (d) or otherwise determines to effect of its own volition a Registration which covers the Acquired Shares, Purchaser will as expeditiously as reasonably possible:

               (i) prepare and file with the Commission a registration statement on the appropriate form with respect to the shares proposed to be registered and use its reasonable commercial efforts to cause such registration statement to become effective (provided that at least fifteen (15) business days before filing a registration statement or prospectus or any amendments or supplements thereto, Purchaser shall furnish to the counsel selected by the Requesting Holder or Holder (the term "Holder" as used in the Sections (e), (f), (g) and (j) to include both Requesting Holders and Holders as defined) copies of all such documents proposed to be filed, which documents shall be subject to the prior review of such counsel reasonably prior to such filing);

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of the lesser of sixty (60) calendar days or the completion of the plan of distribution described in such prospectus and completion of the plan of distribution described in such prospectus and comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

               (iii) furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Acquired Shares;

               (iv) use its reasonable commercial efforts to register or qualify the Acquired Shares under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Acquired Shares in such jurisdictions (provided that Purchaser will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction, if in the opinion of counsel reasonably acceptable to the Holder, any of such actions in this clause (iv) would occur or result);

               (v) notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or the receipt of any information as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares of Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (vi) enter into such customary agreements (including, unless the Holder shall designate to the contrary in writing, underwriting agreements in customary form) and use its reasonable best efforts to take all such other actions in order to expedite or facilitate the disposition of the Acquired Shares;

               (vii) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Purchaser's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder;

               (viii) permit the Holder to participate in the preparation of such registration statement and to require the insertion therein of written material concerning the Holder (and any person included therein) and the intended method of distribution, furnished to Purchaser in writing, which in the reasonable judgment of the Holder and its counsel should be included;

               (ix) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal of such order;

               (x) cause, subject to applicable law and regulations, the Acquired Shares to be listed on each securities exchange on which shares of Purchaser Common Stock are then listed and, if not so listed, to be listed on the NASD automated quotation system; and

               (xi) use its best efforts to deliver an opinion of counsel to the Purchaser and a cold comfort letter from Purchaser's independent public accountants each in customary form and covering such matters of the type customarily covered by such opinions and letters in an underwritten offering.

Any Registration which covers the Acquired Shares, whether effected pursuant to Sections 9(c) or (d) hereof or otherwise, shall remain effective for a period of not less than six (6) months.

         (f) Registration Expenses. All expenses to Purchaser or the Holder (including reasonable attorneys fees but excluding the underwriting fees, commission and other costs of any underwriter, broker or other person through which the Acquired Shares are sold (collectively "Commissions), in connection with any Registration in which any Acquired Shares are included will be paid by Purchaser ("Registration Expenses"); provided that the Holder shall pay to Purchaser to help defray such expense an amount equal to $5,000, payment to be made promptly following demand made not more than ten (10) days prior to the date such expense is incurred. In addition, Purchaser will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expense of any liability insurance.

         (g) Indemnification.

                   (i) Purchaser agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors, each person who controls the Holder (within the meaning of the Securities Act) and each underwriter for any Registration against all Damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Purchaser by or on behalf of the Holder expressly for use therein or arises out of such the Holder's failure to deliver a copy of the final prospectus to the person asserting such claim or loss at or prior to the written confirmation of the sale of Acquired Shares by the Holder to such person, provided the untrue statement or omission was corrected in the final prospectus and the Purchaser furnished such person with sufficient copies of the final prospectus for delivery to such person.

                   (ii) Each Holder, by availing itself of registration pursuant to the terms hereof, agrees to indemnify the Purchaser, its directors and officers, each person who controls the Purchaser (within the meaning of the Securities Act) and each underwriter for any Registration against any Damages resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of such Holder specifically for use in the preparation of such Registration statement.

                   (iii) Any person entitled to indemnification hereunder will:

                     A. give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and

                     B. unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

                         If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be reasonably withheld).

                   (iv) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Acquired Shares.

                   (v) In the event the indemnification provided for under this
               Agreement is unavailable for any reason other than the exceptions to indemnification contained herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the

               Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (h) Selection of Underwriters. The Purchaser will have the right to select the investment banker(s) and manager(s) to administer the offering pursuant to any Registration.

         (i) SEC Filings; Public Information. So long as MAM or its affiliates holds unregistered Acquired Shares, the Purchaser shall use commercially reasonable efforts to file on a timely basis all reports required to be filed pursuant to the Securities Exchange Act of 1934.

         (j) Additional Shares. In the event that the Acquired Shares are sold by the Holder within six (6) months of the time a Registration statement filed pursuant to Section 9(c) or 9(d) hereof becomes effective, and the Holder of the Acquired Shares does not receive in such sale a price per share, net of Commissions, of at least $6.65 per share (the "Guaranteed Net Price Per Share"), then the Purchaser will promptly following the demand of the Holder issue to such Holder such number of additional shares of the common stock of Purchaser (the "Additional Shares"), which will also be covered by such Registration statement, as shall be equal to the result of dividing (i) fifty thousand (50,000) multiplied by the difference between the (A) Guaranteed Net Price Per Share minus (B) the difference between ninety five percent (95%) of the gross price per Acquired Share at which the Holder actually so effects the sale of the Acquired Shares less actual Commissions which will be due on such sale to the extent in excess of five percent (5%) (the "Actual Net Price Per Share") by (ii) the Actual Net Price Per Share. For the avoidance of doubt, no Holder shall be entitled to any additional shares pursuant to this Section unless it sells the Acquired Shares within six (6) months of the date the Registration statement covering the Acquired Shares becomes effective. A Holder shall demand the issuance of any additional shares to which it is entitled pursuant to this Section within a reasonable time following the sale of the Acquired Shares.

                                  SECTION 10.
                                  -----------

                            Miscellaneous Provisions.
                            -------------------------

         (a) Expenses. Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein is consummated, except as may be contemplated by Section 9 hereof.

         (b) Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by the parties hereto.

         (c) Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

         (d) No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         (e) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

              If to Purchaser:

                       To:  Provident American Corporation
                            2500 DeKalb Pike
                            Norristown, PA 19404-0511
                            Attn: Mr. Alvin H. Clemens
                            Fax: 610-279-1486

                      With a copy to:

                           Butera Beausang Cohen & Brennan
                           630 Freedom Business Center, Suite 212
                           King of Prussia, Pa. 19406
                           Attn: Michael F. Beausang, Jr.
                           Fax: 610-265-7205

                      and to:

                            NIA Corporation
                            1620 Kipling
                            Lakewood, Colorado 80215
                            Attn: James O. Bowles
                            Fax: 303-232-4758

              If to MAM or MEI:

                      To: MidAmerica Mutual Life Insurance Company 1801 West County Road B
                            Roseville, MN 55113
                            Attn: General Counsel
                            Fax: 612-628-1100

                      With a copy to:

                            Oppenheimer Wolff & Donnelly
                            First Bank Building
                            Suite 1700
                            St. Paul, MN 55101
                            Attn: Dennis Whelpley
                            Fax: 612-223-2596, and

or to such other person or address as a party shall furnish to the other parties hereto in writing in accordance with this subsection.

         (f) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

         (g) Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of

Minnesota (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         (h) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (i) Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         (j) Entire Agreement. The MAM Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the MAM Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

         (k) Informal Dispute Resolution. If there shall be any dispute, controversy or claim ("Dispute"), between the MAM or its affiliates or Purchaser and its affiliates arising out of, relating to, or connected with this Agreement, the negotiation thereof or the breach or invalidity thereof, or the provisions contained therein or omitted therefrom, the parties shall use their best endeavors to resolve the matter on an amicable basis and in a manner fair and equitable to the parties hereto. If one party notifies the other party that a Dispute has arisen and the parties are unable to resolve such Dispute within a period of fifteen (15) days from such notice, then the matter shall be referred to the Chief Executive Officer of MAM and Purchaser for attempted resolution, who shall have a further thirty (30) days to resolve the Dispute. Except to the extent the sole relief sought is equitable, no recourse to litigation shall take place unless and until such procedure has been followed.

         (l) Agreement as to Venue. Should any party or its affiliates wish to initiate litigation, whether by was of claim, counter-claim or otherwise, with respect to a Dispute, each of the parties agrees to, and to cause any such affiliate to, submit in respect thereto to the jurisdiction of the federal court sitting in Denver, Colorado if it has subject matter jurisdiction over such claim, or if it does not state courts sitting in such city. Each party also agrees not to bring any action or proceeding with respect to any Dispute in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(e) hereof. Nothing in this
Section 10(1), however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.

         (m) Further Assurances. Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            MidAmerica Mutual Life Insurance
                                              Company



Attest:________________________             By:_______________________________

                                               Its:___________________________


                                            MidAmerica Enterprises Inc.



Attest:_________________________            By:_______________________________

                                               Its:___________________________


                                            Provident American Corporation



Attest:__________________________           By:_______________________________

                                               Its:___________________________